                                                                   Exhibit 10.24

            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                  May 14, 2003

         This Third Amendment to Amended and Restated Credit Agreement is entered into as of the date set forth above ("Amendment") by and among Kendle International Inc., an Ohio corporation having its principal place of business in Cincinnati, Ohio (the "Borrower"), Bank One, NA, a national banking association, as Agent for the Lenders ("Agent"), and the Lenders identified herein (the "Lender(s)"). This Amendment amends that certain Amended and Restated Loan Agreement dated as of June 3, 2002 among Borrower, Agent and Lenders, as amended pursuant to a First Amendment to Amended and Restated Loan Agreement dated as of June 3, 2002 and a Second Amendment to Amended and Restated Loan Agreement dated as of March 28, 2003 (as amended, the "Loan Agreement"). Effective immediately prior to the date of this Amendment, The Huntington National Bank has assigned all of its right, title and interest, as Lender, in and to the Credit Agreement to Bank One, NA, pursuant to an Assignment and Acceptance Agreement dated as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

                             STATEMENT OF AMENDMENT

         In consideration of their mutual agreements hereunder and under the Loan Agreement, the Borrower, Lenders and the Agent hereby agree to amend the Loan Agreement as follows:

         1. DEFINITIONS. Section 1.1 of the Loan Agreement is amended as set forth below.

                  (a) Section 1.1 of the Loan Agreement is amended by the inclusion of the following new definitions:

                  "Borrowing Base Report" shall have the meaning set forth in
Section 6.1(l).

                  "Collateral" shall mean and include all Receivables, together with all proceeds therefrom, in whatever form, including but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, negotiable instruments and other instruments for the payment of money, and chattel paper, security agreements and any and all related documents.

                  "Debtor" shall mean the account debtor with respect to any of Borrower's or its Domestic Subsidiaries' Receivables and/or the prospective purchaser or account debtor with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or any of its Domestic Subsidiaries pursuant to which Borrower or any of its Domestic Subsidiaries is to deliver any personal property or perform any service.

                  "Eligible Receivables" shall mean and include with respect to Borrower (together with each Domestic Subsidiary, including without limitation, Kendle International CPU LLC and AAC Consulting Group, Inc.), each Receivable arising in the ordinary course of its business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (i) it arises out of a sale made to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

                  (ii) it is due or unpaid more than sixty (60) days after the original due date thereof;

                  (iii) any covenant, representation or warranty contained in this Agreement with respect to such Receivables has been breached in any material respect;

                  (iv) the Debtor shall (A) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (C) make a general assignment for the benefit of creditors, (D) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) be adjudicated a Bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesce to, or fail to have dismissed within 90 days of the filing thereof, any petition which is filed against it in any involuntary case under such Bankruptcy laws, or (H) take any action for the purpose of effecting any of the foregoing;

                  (v) the sale to the Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (vi) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Debtor's financial inability to pay;

                  (vii) the Debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (viii) the goods giving rise to such Receivable have not been shipped to the Debtor or the services giving rise to such Receivable have not been performed or the Receivable otherwise does not represent a final sale, except for prebilling in the ordinary course of business;

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

                  (ix) the Receivables of the Debtor exceed a credit limit determined by Agent in the exercise of its discretion in a reasonable manner to the extent such Receivable exceeds such limit;

                  (x) the Receivable is subject to any asserted offset, deduction, defense, dispute, or counterclaim, the Debtor is also a creditor or supplier of Borrower or such Domestic Subsidiary or the Receivable is contingent in any respect or for any reason to the extent of the asserted offset, deduction, defense, dispute or counterclaim;

                  (xi) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

                  (xii) such Receivable is not payable to Borrower or such Domestic Subsidiary; or

                  (xiii) such Receivable is not otherwise satisfactory to Agent as determined by Agent in the exercise of its reasonable credit judgment.

                  "UCC" shall mean the Uniform Commerce Code as in effect in the State of Ohio.

                  (b) Section 1.1 of the Loan Agreement is amended by deleting each of the definitions of "Applicable Percentage," "Consolidated EBITDA," "Permitted Acquisition," "Receivables," and "Required Lenders" and substituting therefor the following:

          "Applicable Percentage" shall mean, for purposes of calculating (i) the applicable interest rate for any day for any Eurodollar Revolving Loan or the applicable rate of the Standby Letter of Credit Fees, (ii) the applicable interest rate for any day for any Eurodollar Term Loan, (iii) the applicable interest rate for any Base Rate Loan, and (iv) the applicable rate of the Facility Fee for any day for purposes of Section 3.5(b), the appropriate applicable percentage set forth in the table below corresponding to the Leverage Ratio as of the most recent Calculation Date:

--------------------------------------------------------------------------------------------------------------------

                                      Applicable
                                     Percentage for            Applicable
                                  Eurodollar Revolving       Percentage for          Applicable          Applicable
 Pricing             Total          Loans and Standby    Eurodollar Term Loans       Percentage          Percentage
  Level         Leverage Ratio    Letter of Credit Fees  and Acquisition Loans  For Base Rate Loans  For Facility Fees
----------------------------------------------------------------------------------------------------------------------
    I            1.0 to 1.0                1.00%                  1.50%                  0.0%               0.30%
----------------------------------------------------------------------------------------------------------------------
   II            1.5 to 1.0 but            1.15%                  1.75%                  0.0%               0.35%
                 > 1.0 to 1.0

----------------------------------------------------------------------------------------------------------------------
   III          2.0 to 1.0 but             1.35%                  2.00%                  0.0%               0.40%
                > 1.5 to 1.0
----------------------------------------------------------------------------------------------------------------------
   IV            2.5 to 1.0 but            1.60%                  2.25%                  0.0%               0.45%
                 >2.0 to 1.0
----------------------------------------------------------------------------------------------------------------------


                                       3
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Each Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrower is required to provide an officer's certificate in accordance with the provisions of Section 6.1 (c) for the most recently ended fiscal quarter of the Borrower; provided, that if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 6.1(c) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level IV (as shown above) until the date five Business Days following such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all Loans then existing or subsequently made or issued. Notwithstanding the foregoing, the Applicable Percentage for Eurodollar Revolving Loans, Standby Letter of Credit Fees, Eurodollar Term Loans, Acquisition Loans and Base Rate Loans as set forth in the foregoing table shall, in each instance, be increased by 0.75% until such time as it is adjusted effective on a Calculation Date upon which the Fixed Charge Coverage Ratio as of the last day of the prior fiscal quarter of the Borrower is greater than 1.55 to 1.00.

         "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated Net Income (excluding the gain, if any, recognized in connection with the prepayment of the CPR Note) for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense; (ii) Consolidated Cash Taxes; and (iii) depreciation and amortization expense minus (c) an amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains plus (d) an amount which, in the determination of Consolidated Net Income for such period, has been subtracted for any non-cash losses, all as determined in accordance with GAAP.

         "Permitted Acquisition" shall mean an acquisition by the Borrower or any Wholly Owned Domestic Subsidiary of the Borrower of the Capital Stock or all or substantially all of the Property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired, provided, that, (a) the Capital Stock or Property acquired in such acquisition relates directly to or is strategically related to the business of the Borrower or any of its Subsidiaries as existing on the Effective Date, (b) any Indebtedness issued, incurred or assumed by the Borrower and its Subsidiaries on a consolidated basis from such acquisition (as permitted hereunder) shall not in the aggregate exceed $10,000,000, (c) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such acquisition (and/or the seller thereof) required to be delivered by the terms of Section 6.11, (d) in the case of an acquisition of the Capital Stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute 100% of the Total Voting Power and ownership interest of the issuer thereof, (e) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.18 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Information, (f) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects as of the date of such acquisition (as if made on such date after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (g) the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) for any single acquisition (or series of related acquisitions) shall not exceed $30,000,000 and the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) for all such acquisitions occurring during any calendar year of the Borrower during the term hereof shall not exceed $30,000,000, (h) the aggregate cash consideration for any single acquisition (or series of related acquisitions) shall not exceed $20,000,000 and the aggregate cash consideration for all such acquisitions occurring during any calendar year of the Borrower during the term hereof shall not exceed $30,000,000; (i) the receipt of prior written consent (which consent Lenders shall have no obligation to give) of the Required Lenders; and (j) the sum of the principal amount of the Term Loan, all Acquisition Loans and any Revolving Loans specific to an acquisition shall not exceed an amount equal to two times the cash and Cash Equivalents of the Borrower and its Subsidiaries determined on a consolidated basis. Notwithstanding the foregoing, the acquisition by Borrower, directly or through its subsidiaries Kendle International S.A. de C.V. and Kendle Services S.A., de C.V., of substantially all of the assets of Informatica Clinica SC, Estadisticos y Clinicos Asociados, S.A. and USA ECA, Inc., for an aggregate purchase price not to exceed $3,500,000 shall, upon satisfaction of the conditions set forth in clauses (a), (b), (e), (f) and (j) above, constitute a "Permitted Acquisition" hereunder.

         "Receivables" shall mean all accounts (as that term is defined in the UCC), accounts receivable, chattel paper, contract rights, documents and instruments of the Borrower or any of its Domestic Subsidiaries; all other obligations or indebtedness owed to Borrower or any of its Domestic Subsidiaries from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower or any of its Domestic Subsidiaries in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or any of its Domestic Subsidiaries or hereafter acquired or in existence.

         "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate more than eighty percent (80%) of the total of the Revolving Commitments held by all such Lenders. For purposes of the foregoing,
(A) the interest of any Lender holding a Loan in which any other Lender has a Participation Interest pursuant to Section 3.13 shall be calculated net of all such Participation Interests of


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

other Lenders and (B) the Participation Interest of any Lender pursuant to
Section 3.13 in a Loan held by any other Lender shall be counted as if such Lender holding such Participation Interest held a proportionate part of the related Loan directly.

         2. REVOLVING LOANS. The Loan Agreement is amended by deleting Section 2.1(a) in its entirety and substituting therefore the following new Section 2.1(a):

            (a) "Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Effective Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, that, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations shall not at any time exceed an amount equal to the lesser of (i) TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or (ii) fifty percent (50%) of the book value of Eligible Receivables as determined as of each calendar month end (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, with regard to each Lender individually, that such Lender's outstanding Revolving Loans plus Participation Interests in outstanding LOC Obligations shall not at any time exceed such Lender's Commitment Percentage of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, that, no more than six (6) Eurodollar Loans shall be outstanding under this Agreement at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions of this Agreement. Should the outstanding amount of the Revolving Loans and outstanding LOC Obligations exceed the Revolving Committed Amount, Borrower shall immediately, and without demand or notice, repay such excess amount."

         3. COLLATERAL. The Loan Agreement is amended by adding the following new Sections 3.17 through and including 3.34.

            3.17. Security Interest in the Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent, for the ratable benefit of the Lenders a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

            3.18. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to: (a) immediately discharging all Liens other than Permitted Liens, (b) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, and (c) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law. By its signature hereto, Borrower hereby authorizes Agent to file against Borrower, one or more financing, continuation, or amendment statements pursuant to the UCC in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account as a Revolving Loan and added to the Credit Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

            3.19. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except as permitted pursuant to Section 7.5 hereof.

            3.20. Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in
Section 8.2 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; and (c) shall have, and is hereby granted (to the same extent as the Borrower), a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's actual expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's account as a Revolving Loan and added to the Credit Obligations.

            3.21. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) subject to Permitted Liens, Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Liens the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent in connection with this Agreement shall be true and correct in all respects; and
(c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same.

            3.22. Defense of Agent's Interests. Until (a) payment and performance in full of all of the Credit Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

            3.23. Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

            3.24. Compliance with Laws. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

            3.25. Inspection of Premises. At all times Agent upon reasonable notice shall have full access during normal business hours to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent and its agents may enter upon any of Borrower's premises at any time upon reasonable prior notice during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

            3.26. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall keep all its insurable properties and properties in which Borrower has an interest insured as provided in Section 6.6 hereof.

            3.27. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent which Agent may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 3.27 shall be charged to Borrower's account as a Revolving Loan and added to the Credit Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

            3.28. Receivables.

                  3.28.1. Nature of Receivables. Each Receivable shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to work, labor, expenses or services theretofore rendered or contracted to be rendered in the future by Borrower as of the date such Receivable is created. Same shall be due and owing in accordance with the Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

                  3.28.2. Solvency of Debtor. Each Debtor, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Debtor is obligated in full when due or with respect to such Debtor of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  3.28.3. Locations of Borrower. Borrower's chief executive office is located at the addresses set forth on the Disclosure Schedules. Until written notice is given to Agent of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office or its Domestic Subsidiaries' offices. The state of formation and organizational number of Borrower and its Domestic Subsidiaries are set forth on the Disclosure Schedules.

                  3.28.4. Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Debtors or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's account and added to the Credit Obligations.

                  3.28.5. Power of Agent to Act on Borrower's Behalf. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. At any time following the occurrence and during the continuance of an Event of Default or Default, Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power: (a) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (b) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Debtors, assignments and verifications of Receivables; (c) to send verifications of Receivables to any Debtor; (d) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (e) to demand payment of the Receivables; (f) to enforce payment of the Receivables by legal proceedings or otherwise; (g) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (h) to settle, adjust, compromise, extend or renew the Receivables; (i) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (j) to prepare, file and sign Borrower's name on a proof of claim in Bankruptcy or similar document against any Debtor; (k) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (l) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done willfully maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable following the occurrence and during the continuance of an Event of Default or Default. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

                  3.28.6. No Liability. Except in the event of gross negligence or willful misconduct by Agent, Agent shall not under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.

                  3.28.7. Establishment of a Lockbox Account; Blocked Accounts. All deposit and operating accounts of Borrower shall be maintained with Agent, provided however, Borrower may maintain deposit accounts in local financial institutions. At any time following the occurrence and during the continuance of an Event of Default, upon request of Agent, (i) all proceeds of Collateral shall be deposited by Borrower into a lockbox account with Agent ("Lockbox") and Borrower shall execute and deliver Agent's customary lockbox agreement and (ii) Borrower shall maintain such other "blocked accounts" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such other Agent(s) as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such Agent, an irrevocable letter of instruction directing said Agent to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Agent or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrower shall obtain the agreement by such Agent to waive any offset rights against the funds so deposited. Agent shall not assume any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any Agent thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a Agent or Agents for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                        3.28.8. Adjustments. Borrower will not, without Agent's consent, compromise or adjust any material amount of the Eligible Receivables (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, extensions, discounts, credits and allowances as have been heretofore customary in the business of Borrower. As used herein, "material amount" means an amount, individually or in the aggregate, which exceeds 10% of the outstanding Eligible Receivables.

                  3.29. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent as Borrower's agent for any purpose whatsoever, nor shall Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Agent shall not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

                  3.30. Financing Statements. Except with respect to the financing statements filed by Agent and the financing statements directly related to Permitted Liens, Borrower is not aware of any financing statement covering any of the Collateral or any proceeds thereof is on file in any public office and, in the event any such financing statement exists, such financing statement shall be promptly terminated by Borrower.

                  3.31. Pledge Agreement; Account Control Agreement. Borrower shall grant to, and at all times maintain for the benefit of, Agent, a first security interest in cash and Cash Equivalents held in brokerage accounts with McDonald Investments, Inc. and The Huntington National Bank, all as more fully set forth in a Pledge Agreement in the form attached hereto as Exhibit B ("Securities Pledge Agreement") and the Account Control Agreements in the forms attached hereto as Exhibits C-1 and C-2 ("Control Agreements").

         4. BORROWING BASE CERTIFICATE. The Loan Agreement is amended by adding the following new subsection (l) to Section 6.2 of the Loan Agreement:

            "(l) Borrowing Base Certificate. Within 30 days following the end of each calendar month and at such other times as Agent may request, a Borrowing Base Report in the form of Exhibit D hereto, duly completed and executed by the Chief Financial Officer or other duly authorized officer of Borrower (a "Borrowing Base Report"); it being acknowledged by Borrower that Agent shall be entitled to obtain a Borrowing

            Base Report at such other times and with such greater frequency as Agent may request, in Agent's sole discretion.

         5. FINANCIAL COVENANTS. The Loan Agreement is amended by deleting
Section 7.18 in its entirety and substituting therefore the following new
Section 7.18:

            (a) Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Coverage Ratio, as of the last day of any fiscal quarter of Borrower to be less than the ratio listed in column (b) below for any fiscal quarter end during the period opposite such ratio in column (a) below:

                            (a)                               (b)
                      For the Period                         Ratio
                      --------------                         -----
                      March 31, 2003                      0.50 to 1.00
                       June 30, 2003                     (0.30) to 1.00
                    September 30, 2003                    0.55 to 1.0
             December 31, 2003 and thereafter              1.55 : 1.0

            (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, (i) until such time as the Fixed Charge Coverage Ratio for any fiscal quarter is greater than 1.55 to 1.00, to be greater than1.75 to 1.00 and (ii) after such time as the Fixed Charge Coverage Ratio for any fiscal quarter is greater than 1.55 to 1.0, to be greater than 2.50 to 1.00.

            (c) Liquidity. The Borrower shall at all times maintain a ratio of
(i) cash and Cash Equivalents of Borrower and its Domestic Subsidiaries on a consolidated basis to (ii) the outstanding principal amount of Acquisition Loans and Term Loans, of not less than 1.10 to 1.00.

         6. PREPAYMENT OF INDEBTEDNESS. Notwithstanding Section 7.7 of the Loan Agreement, Lenders hereby consent to the prepayment of those certain promissory notes issued in connection with the acquisition of Clinical and Pharmacological Research, Inc. in the aggregate outstanding principal amount of approximately $6,000,000 payable to the order of Dr. Thomas Clark, Yolanda F. Williams, J. Hiller Hardie, Charles T. Clark, Jennifer M. Ogden and E. Stuart Clark (collectively, the "CPR Notes"), provided each of the following conditions are satisfied: (i) such prepayment occurs within 90 days following the date of this Amendment, (ii) no Default or Event of Default exists at the time of, or will result from, such prepayment; and (iii) such prepayment will be a compromised payment in an amount not to exceed $4,250,000, plus accrued interest from January 1, 2003 at 3.8% per annum, and in payment in full of the CPR Notes.

         7. REAFFIRMATION OF COVENANTS, WARRANTIES AND REPRESENTATIONS; WAIVER. Borrower hereby agrees and covenants that all representations and warranties in the

Loan Agreement are true and accurate in all material respects as of the date hereof. Borrower further reaffirms all covenants in the Loan Agreement as if more fully set forth herein.

         8. CONDITIONS PRECEDENT. Except as otherwise noted, as a condition to the effectiveness of this Amendment, the following condition(s) shall be satisfied:

            (a) Execution and delivery to the Lenders of the Second Amended and Restated Credit Notes, each dated as of the date of this Amendment, in the form attached hereto as Exhibits A-1 and A-2;

            (b) Execution and delivery to Agent of a Security Agreement by the Domestic Subsidiaries in the form attached hereto as Exhibit E;

            (c) Execution and delivery to Agent of a Reaffirmation Agreement by the Guarantors and the Subsidiaries in the form attached hereto as Exhibit F;

            (d) Execution and delivery to Agent of the duly executed Securities Pledge Agreement and Control Agreements;

            (e) Delivery to Agent of either (i) a certificate of the Secretary or Assistant Secretary of Borrower (as to which Certificate there shall be no personal, as opposed to corporate, liability) which will (A) certify the names of the officers of Borrower authorized to sign this Amendment and any other documents or certificates to be delivered pursuant to this Amendment by Borrower or any of its officers together with the true signatures of such officers and
(B) contain copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower's obligations under Amendment or (ii) an opinion of counsel to the Borrower in form and substance reasonably satisfactory to Agent and its counsel; and

            (f) Payment to the Agent, for the ratable benefit of the Lenders, of a modification fee in the aggregate amount of $40,000, payable on the date of this Amendment.

         9. OVERDRAFT AGREEMENT. Borrower acknowledges and agrees that, promptly following the date hereof, it will execute and deliver all agreements, documents and instruments necessary or desirable in the reasonable opinion of Bank One, NA London (an affiliate of Agent) to grant a security interest and lien in the Collateral, including the cash and Cash Equivalents pledged pursuant to the Securities Pledge Agreement, identical to the security interests and liens created pursuant to this Amendment.

         10. CLAIMS AND RELEASE OF CLAIMS BY BORROWER. The Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind of nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Agent or Lenders, any direct or indirect parent corporation or any direct or indirect affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties"), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event (as defined below). As an inducement to Lender to enter into this Agreement, Borrower on behalf of itself, and all of its successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the date of this Amendment or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents.

         11. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower represents, warrants and covenants to the Agent and Lenders (which representations, warranties and covenants shall survive the execution and delivery of this Amendment) as follows:

             (a) The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate actions on the part of the Borrower; and

             (b) No default exists under the Loan Agreement after giving effect to the foregoing Amendment.

             (c) Borrower shall pay all reasonable costs and expenses (including legal fees and expenses) incurred by Agent and Lenders in connection with the preparation of this Amendment.

         12. CONFIRMATION OF LOAN AGREEMENT. The Loan Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument, respectively. Except as amended and supplemented by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                            KENDLE INTERNATIONAL INC.
                                            an Ohio corporation


                                            By:  /s/ Karl Brenkert, III
                                               ---------------------------------
                                                 Karl Brenkert, III
                                                 Senior Vice President

BANK ONE, NA                                KEYBANK NATIONAL ASSOCIATION
Lender and in its capacity as Agent


By: /s/ Richard B. Kuertz                   By:  /s/ Louis A. Fender
   ---------------------------------           ---------------------------------
Name:   Richard B. Kuertz                   Name:    Louis A. Fender
     -------------------------------             -------------------------------
Title:  First Vice President                Title:   Sr. Vice President
      ------------------------------              ------------------------------

                                 SCHEDULE 2.1(a)
                             COMMITMENT PERCENTAGES


A.    Commitment Percentages

                                                  Commitment           Aggregate Initial           Aggregate Term
                   Lender                         Percentage            Committed Amount            Loan Amount
                   ------                         ----------            ----------------            -----------
Bank One, NA                                           70%                $ 7,000,000               $ 8,400,000
KeyBank National Association                           30%                $ 3,000,000               $ 3,600,000

                                                    100.0%                $10,000,000               $12,000,000
                                                    ======                ===========               ===========

B.    Lender Information

BANK ONE, NA

Credit Contact                              Operations Contact                  Payment Instructions
--------------                              ------------------                  --------------------

Bank One Towers                             312 S. Fourth Street                Cincinnati, Ohio
8044 Montgomery Road                        Mail Code KY1-4340                  ABA #044000037
OH3-4107                                    Louisville, Kentucky 40202          Account #151010-0510
P.O. Box 365800                             Attn: Ericka Dixon                  Attn: Commercial Loan
Cincinnati, Ohio  45236-5800                Telephone: (502) 566-8358           Servicing
Attn: Richard B. Kuertz                     Facsimile: (502) 566-8621           Ref: Obligator #0000042680
Telephone: (513) 985-5113                   Email: ericka_s_dixon@bankone.com
Kendle Intl.
Facsimile:(513) 985-5030
Email: rick_kuertz@bankone.com

KEYBANK NATIONAL ASSOCIATION

Credit Contact                                   Operations Contact             Payment Instructions
--------------                                   ------------------             --------------------

525 Vine Street, 6th Floor                  4910 Tiedeman Road                  Cleveland, Ohio
Cincinnati, Ohio  45202                     Brooklyn, Ohio  44144               ABA #041001039
Attn:  David B. Briggs, Jr.                 Attn: Doreen Kirk                   Account #3057
Telephone: (513) 762-8213                   Telephone: (216) 813-1259           Attn: Loan Specialty
Facsimile: (513) 762-8222                   Facsimile: (216) 813-7393           Ref: Kendle Int'l
Email: david_briggs@keybank.com

                                                                     EXHIBIT A-1

                   SECOND AMENDED AND RESTATED REVOLVING NOTE

                                                                Cincinnati, Ohio
$7,000,000                                                          May 14, 2003

         FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of BANK ONE, NA (the "Lender"), at the office of BANK ONE, NA., at Bank One Towers, 8044 Montgomery Road, Cincinnati, Ohio 45236-5800, Attn: Agency Services (i) on the last day of each Interest Period (as defined in the Amended and Restated Credit Agreement dated as of June 3, 2002, as amended pursuant to a First Amendment dated as of June 3, 2002, a Second Amendment dated as of March 28, 2003 and a Third Amendment dated the date hereof (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and Bank One, NA, as Agent (the "Agent")), the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Revolving Maturity Date, the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to
Section 10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that, the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

                                           KENDLE INTERNATIONAL INC.



                                           By:
                                              ---------------------------------
                                                 Karl Brenkert, III
                                                 Senior Vice President

                               Loans and Payments

                                                       Unpaid
        Amount       Type                  Payments    Principal    Notations
Date    of Loan    of Loan    Principal    Interest    Balance      Made By
----    -------    -------    ---------    --------    -------      -------

                                                                     EXHIBIT A-2

                   SECOND AMENDED AND RESTATED REVOLVING NOTE

                                                                Cincinnati, Ohio
$3,000,000                                                          May 14, 2003

         FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Lender"), at the office of BANK ONE, NA, at Bank One Towers, 8044 Montgomery Road, Cincinnati, Ohio 45236-5800, Attn: Agency Services
(i) on the last day of each Interest Period (as defined in the Amended and Restated Credit Agreement dated as of June 3, 2002, as amended pursuant to a First Amendment dated as of June 3, 2002, a Second Amendment dated as of March 28, 2003 and a Third Amendment dated the date hereof (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and Bank One, NA, as Agent (the "Agent")), the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Revolving Maturity Date, the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement.

         The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to
Section 10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents.

         The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

         The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that, the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

                                          KENDLE INTERNATIONAL INC.



                                          By:
                                             -----------------------------------
                                                Karl Brenkert, III
                                                Senior Vice President

                               Loans and Payments

                                                    Unpaid
       Amount       Type                Payments    Principal    Notations
Date   of Loan    of Loan   Principal   Interest    Balance      Made By
----   -------    -------   ---------   --------    -------      -------

                                                                       EXHIBIT B


                                PLEDGE AGREEMENT

         KENDLE INTERNATIONAL INC., an Ohio corporation ("Pledgor") and BANK ONE, NA, as agent on behalf of the Lenders ("Agent"), hereby agree as follows:

                                   BACKGROUND

         A. Pledgor, Agent and the Lenders named therein are parties to that certain Amended and Restated Credit Agreement dated as of June 3, 2002 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement").

         B. The Lenders have agreed to extend credit to the Borrower, pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. Effective as of the date hereof, the Pledgor, Agent and Lenders are entering into a Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment").

         C. As additional security for the Pledgor's obligations and as a condition to the Lenders entering into of the Third Amendment, the Lenders are requiring a pledge by Pledgor of certain Securities Collateral (as defined below) to secure the Credit Obligations of Pledgor.

                              STATEMENT OF ACCOUNT

         1. PLEDGE. Pledgor hereby pledges to Agent, on behalf of the Lenders, and Pledgor hereby agrees as follows and grants to Agent a security interest in the following collateral, wherever located, now existing and hereafter arising or coming into existence (the "Securities Collateral"):

             1.1 Pledgor's assets held in the following accounts and used for the purchase, sale, and retention of, or are held in the form of, cash, mutual funds, money market funds, stocks, bonds or any other investments: (i) McDonald Investments, Inc. brokerage account no. 61490679 (the "KeyCorp Account") and
(ii) The Huntington National Bank account no. 5035047603 (the "Huntington Account"); and

             1.2 All income, dividends, proceeds and products of the foregoing KeyCorp Account and Huntington Account (collectively, the "Account(s)") in whatever form the same may be, for the purpose of securing the payment to Bank of all of the following (collectively, the "Obligations"): (a) all Credit Obligations; plus (b) all obligations and liabilities owing to Lenders from Pledgor whether now existing or hereafter created. This Agreement is in addition to any previous security interests, assignments or pledges made in favor of Agent and Lenders, and such previous assignments and pledges will remain in full force and effect.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor represents, warrants and covenants to Agent that: (a) Pledgor is the beneficial owner of the

Securities Collateral, and has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Securities Collateral and the same is free from all encumbrances and rights of setoff of any kind; (b) except as herein provided, Pledgor will not hereafter without the prior written consent of Agent sell, pledge, encumber, assign or otherwise dispose of any of the Securities Collateral or permit any right of setoff, lien or security interest to exist thereon except to Agent; (c) Pledgor will defend the Securities Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) Pledgor now keeps and will continue to keep its books and records concerning the Securities Collateral at its principal place of business which is Pledgor's notice address shown below; and (e) Pledgor will furnish to Agent from time to time if and as requested current lists of the Securities Collateral; and, if and when requested by Agent from time to time, will furnish to it copies of all correspondence and other instruments or writings in any way evidencing or relating to the Securities Collateral or the proceeds thereof.

         3. PAYMENT OF EXPENSES BY AGENT. At its option, Agent may discharge taxes, liens, security interests or such other encumbrances as may attach to the Securities Collateral. Pledgor will reimburse Agent on demand for any payment so made or any expense incurred by Agent pursuant to the foregoing authorization, and the Securities Collateral also will secure any advances or payments so made or expenses so incurred by Agent.

         4. FINANCING STATEMENTS; DOCUMENTS. Pledgor authorizes Agent to prepare and file one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Agent, and Pledgor will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Agent. Pledgor hereby authorizes Agent to prepare and file from time to time such supplemental assignments or other instruments as Agent may require for the purpose of confirming Agent's interest in the Securities Collateral. Pledgor hereby authorizes Agent to prepare and file on behalf of Pledgor all financing statements and documents deemed necessary or appropriate to perfect Agent's interest in the Securities Collateral. Pledgor hereby ratifies any filing by Agent that predates the date of this Agreement but that was intended to perfect the security interest granted hereby.

         5. DEALING WITH ACCOUNT; MINIMUM BALANCE. So long as this Agreement is in effect and no Event of Default or Default has occurred and is continuing, Pledgor will have the right to change the investments in the Account; provided however, the Account shall at all times comply with the terms of the Credit Agreement. Without the prior written consent of Agent, Pledgor shall have no right to withdrawal of any amounts from the Accounts, including without limitation, any income, dividends or proceeds; provided however, such withdrawals and distributions shall be permitted without consent of Agent so long as the respective value of the Accounts shall be not less than the applicable Minimum Value (as defined below). Agent will have no obligation to monitor the Account and will have no liability of any kind whatsoever for any change in the market value of the Account. Pledgor acknowledges that Pledgor has selected all investments in the Account without the advice or information of any sort from Agent. Pledgor at all times will maintain the aggregate value of the assets in the Accounts at the levels set forth on Schedule B to each Account Control Agreement (the "Minimum Value"). In the event that the aggregate value of the assets in the Accounts at any time falls below the Minimum Value, Pledgor shall, without the necessity of notice from Agent, immediately deposit sufficient funds in the Accounts to maintain the Minimum Value. Agent agrees to endeavor to provide Pledgor with copies of any notices to the respective Custodian under the Account Control Agreements.

         6. DEFAULT.

             6.1 Upon the occurrence of (herein referred to as an "Event of Default"): (i) any Event of Default (as defined in the Credit Agreement, the other Loan Documents, or any of the documents executed in connection with any of the Obligations), (ii) any default (after giving effect to any applicable grace or cure periods) under any such documents that does not have a defined set of "Events of Default," Agent may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to Agent under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell or otherwise dispose of the Securities Collateral, and, at its option, exercise any rights of ownership pertaining to the Securities Collateral as Agent deems necessary to preserve the value and receive the benefits of the Securities Collateral. Pledgor waives all claims for damages by reason of any seizure, repossession, retention or sale of the Securities Collateral under the terms of this Agreement, other than claims arising from the gross negligence or willful misconduct of Agent.

             6.2 The net proceeds arising from the disposition of the Securities Collateral after deducting expenses incurred by Agent will be applied to the Obligations in the order determined by Agent. If any excess remains after the proceeds have been applied to the Obligations, the same will be paid to Pledgor after deducting all costs and expenses of realizing on the Securities Collateral and enforcing the Obligations of Pledgor. If after exhausting all of the Securities Collateral, there should be a deficiency, Pledgor will be liable therefor to Agent, provided, however, that nothing contained herein will obligate Agent to proceed against the Securities Collateral prior to making a claim against Pledgor or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations.

         7. RIGHTS OF AGENT; POWER OF ATTORNEY. Pledgor hereby irrevocably constitutes and appoints Agent and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in its name, from time to time in Agent's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Pledgor hereby gives Agent the power and right, on behalf of Pledgor, upon the occurrence and during the continuance of an Event of Default or Default, and without notice to or assent by Pledgor, to do the following:

             7.1 to establish and maintain the Securities Collateral, to deposit and withdraw funds therefrom;

             7.2 to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Securities Collateral;

             7.3 to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any of the Securities Collateral and to enforce any other right in respect of the Securities Collateral;

             7.4 to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and

             7.5 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Securities Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option, at any time, or from time to time, all acts and things which Agent deems necessary to protect or preserve the Securities Collateral and Agent's security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do. Pledgor hereby ratifies all that such attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and will terminate only upon payment in full of the Obligations and the termination of this Agreement. The powers conferred upon Agent hereunder are solely to protect Agent's interests in the Securities Collateral and will not impose any duty upon it to exercise any such powers. Agent will have no obligation to preserve any rights of any third parties in the Securities Collateral. Agent will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of the officers, directors, employees or Agent or any Lender will be responsible to Pledgor for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

         8. GENERAL.

             8.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

             8.2 WAIVER. No delay or omission on the part of Agent to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein, nor will the action or non-action of Agent in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

             8.3 NOTICES. All notices, demands, requests, consents or approvals required hereunder will be in writing and shall be provided in accordance with the terms of the Credit Agreement.

             8.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of Pledgor and Agent and their respective successors and assigns, provided, however, that Pledgor may not assign this Agreement in whole or in part without the prior written consent of Agent and Agent at any time may assign this Agreement in whole or in part. All references herein to the "Pledgor" and "Agent" will be deemed to apply to Pledgor and Agent and their respective heirs, administrators, successors and assigns.

             8.5 JOINT AND SEVERAL OBLIGATIONS. If this Pledge Agreement is executed by more than one person or entity as the "Pledgor," the obligations of such persons or entities hereunder will be joint and several. Unless otherwise specified herein, any reference to "Pledgor" will mean each such person or entity executing this Pledge Agreement individually and all of such persons or entities collectively.

             8.6 MODIFICATIONS. This Pledge Agreement and the Exhibits attached hereto constitute the entire agreement of the parties and supersede all prior negotiations, agreement and understanding regarding the subject matter hereof. No modification or waiver of any provision of this Agreement nor consent to any departure by Pledgor therefrom, will be established by conduct, custom, or course of dealing; and no modification will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case will entitle Pledgor to any other or further notice or demand in the same, similar or other circumstance.

             8.7 ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

             8.8. GENDER, ETC. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

             8.9 HEADINGS. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

             8.10 NO LIABILITY OF AGENT. Pledgor hereby agrees that Agent will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, Agent or attorney employed by Agent (except for the willful misconduct of any person, corporation, partnership or other entity employed by Agent) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Securities Collateral or other security for the Obligations.

             8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

             8.12 GOVERNING LAW. This Agreement has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

             8.13 JURISDICTION PLEDGOR HEREBY IRREVOCABLY AGREES AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, OR, AT THE OPTION OF AGENT IN ITS SOLE DISCRETION, OF ANY STATE OR FEDERAL COURT(S) LOCATED WITHIN ANY OTHER COUNTY, STATE OR JURISDICTION IN WHICH AGENT AT ANY TIME OR FROM TIME TO TIME CHOOSES IN ITS SOLE DISCRETION TO BRING AN ACTION OR OTHERWISE EXERCISE A RIGHT OR REMEDY, AND PLEDGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING.

Dated as of May 14, 2003.
                                    PLEDGOR:

                                    KENDLE INTERNATIONAL INC.

                                    By:
                                       -----------------------------------------
                                        Karl Brenkert, III
                                        Senior Vice President

                                    AGENT:

                                    BANK ONE, NA

                                    By:
                                       -----------------------------------------
                                         Richard B. Kuertz
                                         First Vice President

                                                                     EXHIBIT C-1

                            ACCOUNT CONTROL AGREEMENT

         KENDLE INTERNATIONAL INC. ("PLEDGOR"), BANK ONE, NA, as Agent on behalf of the Lenders ("SECURED PARTY"), and MCDONALD INVESTMENTS, INC., in its capacity as custodian ("CUSTODIAN"), enter into this Account Control Agreement as of this 14th day of May, 2003.

                                   BACKGROUND

         A. Custodian has established a brokerage account #61490679 (the "ACCOUNT") in the name of Pledgor pursuant to the institutional account application dated June 25, 2002 (the "CUSTODIAN AGREEMENT").

         B. Pledgor has granted to Secured Party a security interest in certain investment property held in the Account, and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon (collectively, the "SECURITIES COLLATERAL"), pursuant to a Pledge Agreement dated as of even date (the "PLEDGE AGREEMENT") from Pledgor to Secured Party.

         C. Pledgor, Secured Party and Custodian are entering into this Account Control Agreement to provide for the control of the Securities Collateral and to perfect the security interest of Secured Party in the Securities Collateral, as required by Secured Party under the Pledge Agreement.

                             STATEMENT OF AGREEMENT

1.       AGREEMENT.

         1.1 THE SECURITIES COLLATERAL. Custodian hereby represents and warrants to Secured Party and Pledgor that (a) the Account has been established in the name of Pledgor as recited above, and the Securities Collateral is in its possession or in possession of a subcustodian or clearing corporation, (b) Exhibit A attached hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, and
                  (c) Exhibit A does not reflect any financial assets which are registered in the name of Pledgor, payable to his order, or specially endorsed to him, which have not been endorsed to Custodian or in blank. Custodian will treat all Securities Collateral as financial assets under Article 8 of the Uniform Commercial Code (as in effect in the State of Ohio ("UCC").

         1.2 PRIORITY OF LIEN. Custodian hereby acknowledges the security interest granted to Secured Party by Pledgor and that this Agreement constitutes written notification to Custodian, pursuant to Articles 8 and 9 of the UCC and applicable federal regulations for the Federal Reserve Book Entry

                  System, of Secured Party's security interest in the Securities Collateral. Pledgor, Secured Party and Custodian are also entering into this Agreement to provide for Secured Party's control of the Securities Collateral and to perfect, and confirm the priority of, Secured Party's security interest in the Securities Collateral. Custodian agrees to promptly make all necessary entries or notations in its books and records to reflect Secured Party's security interest in the Securities Collateral. Custodian hereby agrees that it will not assert or obtain a lien on or security interest in or right of set off with respect to the Securities Collateral for its own benefit, nor will it agree with any third party that it will comply with any entitlement orders, instructions or directions of any kind concerning the Securities Collateral originated by such third party without the prior written consent of Secured Party. Except for the claims and interests of Secured Party and Pledgor in the Securities Collateral, Custodian does not know of any claim to or interest in the Securities Collateral. Custodian will use reasonable efforts to promptly notify Secured Party and Pledgor if any other person claims that it has a property interest in any of the Securities Collateral.

         1.3 CONTROL. Upon receipt by Custodian of written direction from Secured Party that an Event of Default or Default has occurred under the Pledge Agreement and that Secured Party is thereby exercising exclusive control over the Securities Collateral, Custodian agrees to comply with entitlement orders, instructions and directions of any kind with respect to the Securities Collateral originated by Secured Party without further consent from Pledgor, and to cease complying with entitlement orders or other directions concerning the Account or the Securities Collateral originated by Pledgor or his representatives. Custodian further agrees to retain all cash dividends and interest on the Securities Collateral in its possession, liquidate the Securities Collateral as and to the extent directed by Secured Party and pay over to Secured Party all proceeds therefrom to the extent necessary to satisfy Pledgor's obligations, without any set off or deduction.

         1.4 PLEDGOR'S RIGHTS WITH RESPECT TO THE SECURITIES COLLATERAL. Except as provided for in Section 1.3 above, Custodian shall make trades of financial assets held in the Account at the direction of Pledgor and comply with entitlement orders concerning the Account from Pledgor, or his authorized representatives, until such time as Secured Party delivers a written notice to Custodian as described above in Section 1.3.

         1.5 NO WITHDRAWALS. Custodian shall neither accept nor comply with any entitlement order from Pledgor withdrawing any Securities Collateral from the Account, nor deliver any financial assets held in the Account to Pledgor, nor pay any free credit balance or other amount owing from Custodian to Pledgor with respect to the Securities Collateral, nor distribute any interest, earnings or dividends on financial assets in the Account, without the specific prior written consent of Secured Party; provided however, such withdrawals and distributions are permitted without consent of Secured Party so long as the value of the Account shall not be less than the amounts set forth in Exhibit B attached hereto during the applicable periods indicated and Custodian has not received notice from Secured Party that an Event of Default or Default exists.

         1.6 WAIVER AND SUBROGATION OF RIGHTS. Custodian hereby waives its right to set-off any obligations of Pledgor to Custodian against any or all cash, securities, financial assets and other investment property held by Custodian as Securities Collateral. Further, Custodian hereby subordinates in favor of Secured Party any and all liens, encumbrances, claims or security interests which Custodian may have against the Securities Collateral, either now or in the future. Except for payment of its customary fees and commission pursuant to Custodian Agreement, it will not assert any lien, encumbrance, claim or security interest against the Account or the Securities Collateral, or against any credit balance in the Account.

         1.7 CUSTODIAN AGREEMENT. Custodian shall simultaneously send to Secured Party copies of all notices given, statements and, if requested, confirmations rendered pursuant to Custodian Agreement, and shall notify Secured Party of the termination of Custodian Agreement. Notwithstanding anything contained in Custodian Agreement, so long as the Pledge Agreement remains in effect, neither Pledgor nor Custodian shall terminate Custodian Agreement without thirty (30) days' prior written notice to the other party and Secured Party. In the event of any conflict between the provisions of this Agreement and Custodian Agreement, the provisions hereof shall control. Regardless of any provision in Custodian Agreement, the State where Secured Party's office indicated above is located shall be deemed to be Custodian's jurisdiction for the purposes of this Agreement and the perfection and priority of Secured Party's security interest in the Securities Collateral. In the event Custodian no longer serves as custodian for the Securities Collateral, the Securities Collateral shall be transferred (i) to a successor custodian satisfactory to Secured Party, provided that prior to such transfer, such successor custodian executes an agreement that is in all material respects the same as this Agreement, or (ii) if no satisfactory successor has been designated, then as directed by Secured Party.

         1.8 RESPONSIBILITY OF CUSTODIAN. Except as required by Section 1.3 hereof, Custodian shall have no duty to require any cash or securities to be delivered to it or to determine that the amount and form of assets constituting Securities Collateral comply with any applicable requirements. Custodian may hold the securities in bearer, nominee, federal reserve book entry, or other form and in any securities depository or UCC clearing corporation, with or without indicating that the securities are subject to a security interest; provided, however, that all Securities Collateral shall be identified on Custodian's books and records as subject to Secured Party's security interests and shall be in a form that permits transfer to Secured Party without additional authorization or consent of Pledgor. Custodian may rely and shall be protected in acting upon any notice, instruction, or other communication that it reasonably believes to be genuine and authorized. As between Pledgor and Custodian, the terms of Custodian Agreement shall apply with respect to any losses or liabilities or fees, costs or expenses of such parties arising out of matters covered by this Agreement. Pledgor agrees that Custodian will not be liable to Pledgor for complying with entitlement orders originated by Secured Party, unless Custodian (i) takes the action after it is served with an injunction or other legal process enjoining it from doing so issued by a court of competent jurisdiction and has had a reasonable opportunity to act on the injunction or other legal process, or (ii) acts in collusion with Secured Party in violating Pledgor's rights.

         1.9      INDEMNITY.

                  1.9.1 Pledgor shall indemnify and hold Custodian harmless from any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys' fees), resulting from the execution of or performance under this Agreement and the delivery by Custodian of all or any part of the Securities Collateral to Secured Party pursuant to this Agreement, except to the extent such losses, claims, damages, liabilities, expenses or fees are primarily attributable to Custodian's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

                  1.9.2 Secured Party hereby agrees to indemnify and hold harmless Custodian from and against any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys' fees) arising out of Custodian's compliance with any instructions from Secured Party with respect to the Securities Collateral, except to the extent such losses, claims, damages, liabilities, expenses or fees are primarily attributable to Custodian's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

         1.10 TERMINATION. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Securities Collateral, are powers coupled with an interest and will not be affected by the bankruptcy of Pledgor or the lapse of time. The obligations of Custodian hereunder will continue in effect until Secured Party has notified Custodian in writing that (a) all of the obligations secured by Securities Collateral have been satisfied, or (b) all of the Securities Collateral may be released, whichever is sooner, and Custodian shall thereafter be relieved of all duties and obligations hereunder. Upon receipt by Custodian of such written notice, Secured Party shall have no further right to originate entitlement orders concerning the Securities Collateral.

2.       GENERAL.

         2.1 ENTIRE AGREEMENT. This agreement and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

         2.2 CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be effective unless made in a writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case will entitle Pledgor to any other or further notice or demand in the same, similar or other circumstance.

         2.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that Pledgor may not assign this Agreement in whole or in part without Secured Party's prior written consent and Secured Party at any time may assign this Agreement in whole or in part.

         2.4 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to Pledgor's and Secured Party's addresses as set forth in the Pledge Agreement, and to Custodian's address as set forth below, or to such other address as any party may give to the others in writing for such purpose.

         2.5 COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

         2.6 GOVERNING LAW. This Agreement has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

         2.7 JURISDICTION. PLEDGOR AND CUSTODIAN HEREBY IRREVOCABLY AGREE AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, OR, AT THE OPTION OF SECURED PARTY IN ITS SOLE DISCRETION, OF ANY STATE OR FEDERAL COURT(S) LOCATED WITHIN ANY OTHER COUNTY, STATE OR JURISDICTION IN WHICH SECURED PARTY AT ANY TIME OR FROM TIME TO TIME CHOOSES IN ITS SOLE DISCRETION TO BRING AN ACTION OR OTHERWISE EXERCISE A RIGHT OR REMEDY, AND PLEDGOR AND CUSTODIAN EACH WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING.


                           [SIGNATURE PAGES TO FOLLOW]

Executed as of the date first written above.

SECURED PARTY:                       CUSTODIAN:

BANK ONE, NA, AS AGENT               MCDONALD INVESTMENTS, INC.



By:                                  By:
   ------------------------             -------------------------------------
   Richard B. Kuertz                 Print Name:
   First Vice President                      --------------------------------
                                     Title:
                                           ----------------------------------

PLEDGOR:

KENDLE INTERNATIONAL INC.



By:
   ------------------------
    Karl Brenkert, III
    Senior Vice President

                                    EXHIBIT A


       [ATTACH COPY OF ACCOUNT STATEMENT/LIST OF FINANCIAL ASSETS PLEDGED]

                                    EXHIBIT B

                       [MINIMUM ACCOUNT VALUE REQUIREMENT]

                 Period                                      Minimum Value
                 ------                                      -------------
         Date hereof to 30-Jun-03                            $  6,600,000
         1-Jul-03 to 30-Sep-03                               $  6,187,500
         1-Oct-03 to 31-Dec-03                               $  5,775,000
         1-Jan-04 to 31-Mar-04                               $  5,362,500
         1-Apr-04 to 30-Jun-04                               $  4,950,000
         1-Jul-04 to 30-Sep-04                               $  4,537,500
         1-Oct-04 to 31-Dec-04                               $  4,125,000
         1-Jan-05 to 31-Mar-05                               $  3,712,500
         1-Apr-05 to 30-Jun-05                               $  3,300,000
         1-Jul-05 to 30-Sep-05                               $  2,887,500
         1-Oct-05 to 31-Dec-05                               $  2,475,000
         1-Jan-06 to 31-Mar-06                               $  2,062,500
         1-Apr-06 to 30-Jun-06                               $  1,650,000
         1-Jul-06 to 30-Sep-06                               $  1,237,500
         1-Oct-06 to 31-Dec-06                               $    825,000
         1-Jan-07 to 31-Mar-07                               $    412,500
         On and after 1-Apr-07                               $          0

                                                                     EXHIBIT C-2
                            ACCOUNT CONTROL AGREEMENT

         KENDLE INTERNATIONAL INC. ("PLEDGOR"), BANK ONE, NA, as Agent on behalf of the Lenders ("SECURED PARTY"), and THE HUNTINGTON NATIONAL BANK, in its capacity as custodian ("CUSTODIAN"), enter into this Account Control Agreement as of this 14th day of May, 2003.

                                   BACKGROUND

         A. Custodian has established an account #5035047603 (the "ACCOUNT") in the name of Pledgor pursuant to Investment Management Agreement dated July 18, 2002 (the "CUSTODIAN AGREEMENT").

         B. Pledgor has granted to Secured Party a security interest in certain investment property held in the Account, and all additions, substitutions, replacements, proceeds, income, dividends and distributions thereon (collectively, the "SECURITIES COLLATERAL"), pursuant to a Pledge Agreement dated as of even date (the "PLEDGE AGREEMENT") from Pledgor to Secured Party.

         C. Pledgor, Secured Party and Custodian are entering into this Account Control Agreement to provide for the control of the Securities Collateral and to perfect the security interest of Secured Party in the Securities Collateral, as required by Secured Party under the Pledge Agreement.

                             STATEMENT OF AGREEMENT

1.       Agreement.

         1.1 THE SECURITIES COLLATERAL. Custodian hereby represents and warrants to Secured Party and Pledgor that (a) the Account has been established in the name of Pledgor as recited above, and the Securities Collateral is in its possession or in possession of a subcustodian or clearing corporation, (b) Exhibit A attached hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, and
                  (c) Exhibit A does not reflect any financial assets which are registered in the name of Pledgor, payable to his order, or specially endorsed to him, which have not been endorsed to Custodian or in blank. Custodian will treat all Securities Collateral as financial assets under Article 8 of the Uniform Commercial Code (as in effect in the State of Ohio ("UCC").

         1.2 PRIORITY OF LIEN. Custodian hereby acknowledges the security interest granted to Secured Party by Pledgor and that this Agreement constitutes written notification to Custodian, pursuant to Articles 8 and 9 of the UCC and applicable federal regulations for the Federal Reserve Book Entry System, of Secured Party's security interest in the Securities Collateral.

                  Pledgor, Secured Party and Custodian are also entering into this Agreement to provide for Secured Party's control of the Securities Collateral and to perfect, and confirm the priority of, Secured Party's security interest in the Securities Collateral. Custodian agrees to promptly make all necessary entries or notations in its books and records to reflect Secured Party's security interest in the Securities Collateral. Custodian hereby agrees that it will not assert or obtain a lien on or security interest in or right of set off with respect to tthe Securities Collateral for its own benefit, nor will it agree with any third party that it will comply with any entitlement orders, instructions or directions of any kind concerning the Securities Collateral originated by such third party without the prior written consent of Secured Party. Except for the claims and interests of Secured Party and Pledgor in the Securities Collateral, Custodian does not know of any claim to or interest in the Securities Collateral. Custodian will use reasonable efforts to promptly notify Secured Party and Pledgor if any other person claims that it has a property interest in any of the Securities Collateral.

         1.3 CONTROL. Upon receipt by Custodian of written direction from Secured Party that an Event of Default or Default has occurred under the Pledge Agreement and that Secured Party is thereby exercising exclusive control over the Securities Collateral, Custodian agrees to comply with entitlement orders, instructions and directions of any kind with respect to the Securities Collateral originated by Secured Party without further consent from Pledgor, and to cease complying with entitlement orders or other directions concerning the Account or the Securities Collateral originated by Pledgor or his representatives. Custodian further agrees to retain all cash dividends and interest on the Securities Collateral in its possession, liquidate the Securities Collateral as and to the extent directed by Secured Party and pay over to Secured Party all proceeds therefrom to the extent necessary to satisfy Pledgor's obligations, without any set off or deduction.

         1.4 PLEDGOR'S RIGHTS WITH RESPECT TO THE SECURITIES COLLATERAL. Except as provided for in Section 1.3 above, Custodian shall make trades of financial assets held in the Account at the direction of Pledgor and comply with entitlement orders concerning the Account from Pledgor, or his authorized representatives, until such time as Secured Party delivers a written notice to Custodian as described above in Section 1.3.

         1.5 NO WITHDRAWALS. Custodian shall neither accept nor comply with any entitlement order from Pledgor withdrawing any Securities Collateral from the Account, nor deliver any financial assets held in the Account to Pledgor, nor pay any free credit balance or other amount owing from Custodian to Pledgor with respect to the Securities Collateral, nor distribute any interest, earnings or dividends on financial assets in the Account, without the specific prior written consent of Secured Party;

                  provided however, such withdrawals and distributions are permitted without consent of Secured Party so long as the value of the Account shall not be less than the amounts set forth in Exhibit B attached hereto during the applicable periods indicated and Custodian has not received notice from Secured Party that an Event of Default or Default exists.

         1.6 WAIVER AND SUBROGATION OF RIGHTS. Custodian hereby waives its right to set-off any obligations of Pledgor to Custodian against any or all cash, securities, financial assets and other investment property held by Custodian as Securities Collateral. Further, Custodian hereby subordinates in favor of Secured Party any and all liens, encumbrances, claims or security interests which Custodian may have against the Securities Collateral, either now or in the future. Except for payment of its customary fees and commission pursuant to Custodian Agreement, it will not assert any lien, encumbrance, claim or security interest against the Account or the Securities Collateral, or against any credit balance in the Account.

         1.7 CUSTODIAN AGREEMENT. Custodian shall simultaneously send to Secured Party copies of all notices given, statements and, if requested, confirmations rendered pursuant to Custodian Agreement, and shall notify Secured Party of the termination of Custodian Agreement. Notwithstanding anything contained in Custodian Agreement, so long as the Pledge Agreement remains in effect, neither Pledgor nor Custodian shall terminate Custodian Agreement without thirty (30) days' prior written notice to the other party and Secured Party. In the event of any conflict between the provisions of this Agreement and Custodian Agreement, the provisions hereof shall control. Regardless of any provision in Custodian Agreement, the State where Secured Party's office indicated above is located shall be deemed to be Custodian's jurisdiction for the purposes of this Agreement and the perfection and priority of Secured Party's security interest in the Securities Collateral. In the event Custodian no longer serves as custodian for the Securities Collateral, the Securities Collateral shall be transferred (i) to a successor custodian satisfactory to Secured Party, provided that prior to such transfer, such successor custodian executes an agreement that is in all material respects the same as this Agreement, or (ii) if no satisfactory successor has been designated, then as directed by Secured Party.

         1.8 RESPONSIBILITY OF CUSTODIAN. Except as required by Section 1.3 hereof, Custodian shall have no duty to require any cash or securities to be delivered to it or to determine that the amount and form of assets constituting Securities Collateral comply with any applicable requirements. Custodian may hold the securities in bearer, nominee, federal reserve book entry, or other form and in any securities depository or UCC clearing corporation, with or without indicating that the securities are subject to a security interest; provided, however, that all Securities Collateral shall be identified on Custodian's books and records as subject to Secured Party's security interests and shall be in a form that permits transfer to Secured Party without additional authorization or consent of Pledgor. Custodian may rely and shall be protected in acting upon any notice, instruction, or other communication that it reasonably believes to be genuine and authorized. As between Pledgor and Custodian, the terms of Custodian Agreement shall apply with respect to any losses or liabilities or fees, costs or expenses of such parties arising out of matters covered by this Agreement. Pledgor agrees that Custodian will not be liable to Pledgor for complying with entitlement orders originated by Secured Party, unless Custodian (i) takes the action after it is served with an injunction or other legal process enjoining it from doing so issued by a court of competent jurisdiction and has had a reasonable opportunity to act on the injunction or other legal process, or (ii) acts in collusion with Secured Party in violating Pledgor's rights.

         1.9      INDEMNITY.

                  1.9.1 Pledgor shall indemnify and hold Custodian harmless from any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys' fees), resulting from the execution of or performance under this Agreement and the delivery by Custodian of all or any part of the Securities Collateral to Secured Party pursuant to this Agreement, except to the extent such losses, claims, damages, liabilities, expenses or fees are primarily attributable to Custodian's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

                  1.9.2 Secured Party hereby agrees to indemnify and hold harmless Custodian from and against any and all losses, claims, damages, liabilities, expenses and fees (including reasonable attorneys' fees) arising out of Custodian's compliance with any instructions from Secured Party with respect to the Securities Collateral, except to the extent such losses, claims, damages, liabilities, expenses or fees are primarily attributable to Custodian's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

         1.10 TERMINATION. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Securities Collateral, are powers coupled with an interest and will not be affected by the bankruptcy of Pledgor or the lapse of time. The obligations of Custodian hereunder will continue in effect until Secured Party has notified Custodian in writing that (a) all of the obligations secured by Securities

                  Collateral have been satisfied, or (b) all of the Securities Collateral may be released, whichever is sooner, and Custodian shall thereafter be relieved of all duties and obligations hereunder. Upon receipt by Custodian of such written notice, Secured Party shall have no further right to originate entitlement orders concerning the Securities Collateral.

2.       GENERAL.

         2.1 ENTIRE AGREEMENT. This agreement and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

         2.2 CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be effective unless made in a writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case will entitle Pledgor to any other or further notice or demand in the same, similar or other circumstance.

         2.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that Pledgor may not assign this Agreement in whole or in part without Secured Party's prior written consent and Secured Party at any time may assign this Agreement in whole or in part.

         2.4 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to Pledgor's and Secured Party's addresses as set forth in the Pledge Agreement, and to Custodian's address as set forth below, or to such other address as any party may give to the others in writing for such purpose.

         2.5 COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

         2.6 GOVERNING LAW. This Agreement has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

         2.7 JURISDICTION. PLEDGOR AND CUSTODIAN HEREBY IRREVOCABLY AGREE AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, OR, AT THE OPTION OF SECURED PARTY IN ITS SOLE DISCRETION, OF ANY STATE OR FEDERAL COURT(S) LOCATED WITHIN ANY OTHER COUNTY, STATE OR JURISDICTION IN WHICH SECURED PARTY AT ANY TIME OR FROM TIME TO TIME CHOOSES IN ITS SOLE DISCRETION TO BRING AN ACTION OR OTHERWISE EXERCISE A RIGHT OR REMEDY, AND PLEDGOR AND CUSTODIAN EACH WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING.

                           [SIGNATURE PAGES TO FOLLOW]

Executed as of the date first written above.

SECURED PARTY:                     CUSTODIAN:

BANK ONE, NA, As Agent             THE HUNTINGTON NATIONAL BANK



By: _______________________________       By: _________________________________
    Richard B. Kuertz                     Print Name: _________________________
    First Vice President                  Title: ______________________________

PLEDGOR:

KENDLE INTERNATIONAL INC.


By:
   -------------------------------
   Karl Brenkert, III
   Senior Vice President

                                    EXHIBIT A


       [ATTACH COPY OF ACCOUNT STATEMENT/LIST OF FINANCIAL ASSETS PLEDGED]

                                    EXHIBIT B

                       [MINIMUM ACCOUNT VALUE REQUIREMENT]


                    Period                              Minimum Value
                    ------                              -------------

            Date hereof to 30-Jun-03                     $ 6,600,000
            1-Jul-03 to 30-Sep-03                        $ 6,187,500
            1-Oct-03 to 31-Dec-03                        $ 5,775,000
            1-Jan-04 to 31-Mar-04                        $ 5,362,500
            1-Apr-04 to 30-Jun-04                        $ 4,950,000
            1-Jul-04 to 30-Sep-04                        $ 4,537,500
            1-Oct-04 to 31-Dec-04                        $ 4,125,000
            1-Jan-05 to 31-Mar-05                        $ 3,712,500
            1-Apr-05 to 30-Jun-05                        $ 3,300,000
            1-Jul-05 to 30-Sep-05                        $ 2,887,500
            1-Oct-05 to 31-Dec-05                        $ 2,475,000
            1-Jan-06 to 31-Mar-06                        $ 2,062,500
            1-Apr-06 to 30-Jun-06                        $ 1,650,000
            1-Jul-06 to 30-Sep-06                        $ 1,237,500
            1-Oct-06 to 31-Dec-06                        $   825,000
            1-Jan-07 to 31-Mar-07                        $   412,500
            On and after 1-Apr-07                        $         0

                                                                       EXHIBIT D

                              BORROWING BASE REPORT

                           As of             ,

Accounts Receivables
Total Receivables                    $__________
Less Ineligibles:
   Over 60 Days Past Due             $__________
   From Affiliates                   $__________
   Disputed/Bankrupt Debtor          $__________
   U.S. Govt.
   Other (See Definition of
   Eligible Receivables)             $__________
    Total Ineligible Receivables     $__________
         Subtotal Eligible Receivables      $__________
         Eligible Receivables Advance Rate        50%
Availability on Eligible Receivables              $_________

         Availability Excess (Shortfall)              $_________


         The undersigned hereby certifies and warrants to Bank One, NA, as Agent ("Agent"), that the foregoing was prepared using books and records regularly maintained and accurately and completely reflects the balances of the items described above as of ___________________, ____. The undersigned further certifies and warrants to Agent that the foregoing was prepared in accordance with the terms and provisions of, and meets the requirements of, the Amended and Restated Credit Agreement dated as of June 3, 2002 among Bank One, NA, as Agent, Kendle International Inc., as borrower, and the Lenders named therein, as amended.

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Borrowing Base Report to be executed and delivered by its duly authorized officer this _____ day of __________, 20_.




                                         KENDLE INTERNATIONAL INC.


                                         By: ___________________________________
                                         Name:  ________________________________
                                         Title: ________________________________

                                                                       EXHIBIT E




                               SECURITY AGREEMENT

                            Dated as of May 14, 2003

                                      among

                           THE GUARANTORS NAMED HEREIN

                                       and

                                  BANK ONE, NA,

                                    as Agent

                                TABLE OF CONTENTS



 1.  Security Interest in Collateral..................................1

 2.  Perfection of Security Interest..................................2

 3.  Additional Covenants.............................................2

 4. Amendments, Etc...................................................2

 5. Notices, Etc......................................................2

 6.  No Waiver; Remedies..............................................3

 7.  Assignments......................................................3

 8.  Joinder Agreement................................................3

 9.  Counterparts.....................................................3

 10.  Severability....................................................4

 11.  Governing Law; Submission to Jurisdiction: Venue................4

 12.  Survival of Agreement...........................................4

 13.  Entirety........................................................5

 14.  Headings........................................................5

         SECURITY AGREEMENT ("Security Agreement") is entered into as of May 14, 2003, among the Subsidiaries and such other Subsidiaries as shall become parties hereto in accordance with Section 8 hereof (such listed and other Subsidiaries being referred to herein individually as a "Guarantor" and collectively as the "Guarantors") and BANK ONE, NA, as Agent for the Lenders.

                                   BACKGROUND

         Reference is made to the Amended and Restated Credit Agreement dated as of June 3, 2002 as amended pursuant to a First Amendment dated as of June 3, 2002, a Second Amendment dated as of March 28, 2003 and a Third Amendment dated as of the date hereof (the "Third Amendment") (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among Kendle International Inc. (the "Borrower"), the several lenders from time to time party thereto (the "Lenders") and Bank One, NA, as Agent (the "Agent"). The rules of interpretation specified in 1.4 of the Credit Agreement shall be applicable to this Security Agreement. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions set forth in the Credit Agreement. The Guarantors have each unconditionally guaranteed in full the Credit Obligations pursuant to an Amended and Restated Guarantee Agreement dated as of June 3, 2002 (as amended from time to time, the "Guarantee Agreement"). The obligations of the Lenders to extend credit under the Credit Agreement and to enter into the Third Amendment are conditioned on, among other things, the execution and delivery by the Guarantors of this Security Agreement. As Subsidiaries, the Guarantors acknowledge that they will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make the Loans and to enter into the Third Amendment, the Guarantors are willing to execute and deliver this Security Agreement.

                             STATEMENT OF AGREEMENT

         The Guarantors, intending to be legally bound, hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

         1. Security Interest in Collateral. To secure the prompt payment and performance to Lenders of the Guarantee Obligations (as defined in the Guarantee Agreement), each Guarantor hereby assigns, pledges and grants to Agent, for the ratable benefit of the Lenders, a continuing security interest in and to all of its Collateral (as defined in the Credit Agreement), whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Guarantor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Guarantor shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Guarantor shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

         2. Perfection of Security Interest. Each Guarantor shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to: (a) immediately discharging all Liens other than Permitted Liens, (b) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, and (c) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law. By its signature hereto, each Guarantor hereby authorizes Agent to file against such Guarantor, one or more financing, continuation, or amendment statements pursuant to the UCC in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account as a Revolving Loan and added to the Credit Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

         3. Additional Covenants. Each Guarantor hereby agrees to fully comply with each of the covenants set forth in Sections 3.19 through and including 3.30 of the Loan Agreement as if fully restated in their entirety in this Security Agreement.

         4. Amendments, Etc. No amendment, modification or waiver of any provision of this Security Agreement and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with 10.6 of the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, this Security Agreement may be amended, modified or waived with respect to any Guarantor, including by releasing any Guarantor hereunder, without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         5. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number, with telephonic confirmation of receipt, in the case of the Agent, set forth in 10.1 of the Credit Agreement and in the case of the Guarantors, set forth on the signature pages hereof, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) on the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Agent, set forth in 10.1 of the Credit Agreement, and, in the case of the Guarantors, set forth on the signature pages hereof, or at such other address as such party may specify by written notice to the other parties hereto.

         6. No Waiver; Remedies. No failure on the part of the Agent or any other Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any other Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

         7. Assignments. This Security Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Agent, the other Lenders and their respective successors and assigns. Upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by
it) to any other person, such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. None of the Guarantors shall be permitted to assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Agent and each Lender (and any such purported assignment, transfer or delegation without such consent shall be void).

         8. Joinder Agreement. Upon execution and delivery by the Agent and a Subsidiary of a Joinder Agreement substantially in the form of Exhibit L to the Credit Agreement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Security Agreement.

         9. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Security Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Security Agreement.

         10. Severability. If any provision of this Security Agreement or any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         11. Governing Law; Submission to Jurisdiction: Venue.

             (a) THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of Ohio in Hamilton County, or of the United States for the Southern District, Western Division of Ohio, and, by execution and delivery of this Security Agreement, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to 8, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

             (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in sub (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

             (c) To the extent permitted by law, each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Security Agreement and the other Credit Documents or the transactions contemplated hereby or thereby.

         12. Survival of Agreement. All covenants, agreements, representations and warranties made by each Guarantor herein shall be considered to have been relied upon by the Agent and the other Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Agent or on their behalf, and shall continue in full force and effect until the Guaranteed Obligations and any other amounts payable under this Security Agreement, the Guarantee Agreement or any other Credit Document have been indefensibly paid in full in cash and the Commitments have been terminated.

         13. Entirety. This Security Agreement, the other Credit Documents and the Lender Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Security Agreement or any other Credit Document, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Security Agreement and the other Credit Documents.

         14. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.

KENDLE U.K. INC., as Guarantor            AAC CONSULTING GROUP, INC.



By:                                       By:
   ------------------------------            -----------------------------------
   Karl Brenkert, III                        Karl Brenkert, III
   Senior Vice President                     Senior Vice President

Address:  1200 Carew Tower                Address:  7361 Calhoun Place
          441 Vine Street                           Suite 500
          Cincinnati, Ohio 45202                    Rockville, Maryland 20855
Telecopy: (513) 562-1789


ACER/EXCEL, INC., as Guarantor            BANK ONE, NA, as Agent



By:                                       By:
   ------------------------------             ----------------------------------
   Karl Brenkert, III                         Richard B. Kuertz
   Senior Vice President                      First Vice President

Address:  1200 Carew Tower                Address:  Bank One Towers
          441 Vine Street                           8044 Montgomery Road
          Cincinnati, Ohio 45202                    P.O. Box 365800
Telecopy: (513) 562-1789                            Cincinnati, Ohio 45236-5800
                                                    Telecopy: (513) 985-5030

KENDLE INTERNATIONAL CPU LLC



By:
   ------------------------------
   Karl Brenkert, III
   Senior Vice President

Address: 763 Chestnut Ridge
         Morgantown, West Virginia 26505

                                                                       EXHIBIT F

                             Reaffirmation Agreement

         This REAFFIRMATION AGREEMENT (this "Agreement") dated as of May 14, 2003, made by each of the individuals, corporations and limited liability companies identified under the caption "OBLIGORS" on the signature pages hereof (each an "Obligor," and collectively, the "Obligors"), to, and for the benefit of, BANK ONE, NA, as agent on behalf of the Lenders ("Agent"), is as follows:

         A. Agent, Kendle International Inc., an Ohio corporation (the "Borrower"), and the Lenders named therein ("Lenders") are parties to an Amended and Restated Credit Agreement dated as of June 3, 2002, as amended pursuant to a First Amendment dated as of June 3, 2002, a Second Amendment dated as of March 28, 2003 and a Third Amendment dated as of the date hereof (the "Third Amendment") (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"). The terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         B. In connection with the Credit Agreement, the Obligors have previously executed and delivered to the Agent, for the benefit of the Lenders, one or more of the following agreements: (i) an Amended and Restated Guarantee Agreement dated as of June 3, 2002 (the "Guarantee Agreement"); (ii) an Amended and Restated Pledge and Security Agreement dated as of June 3, 2002 (the "Pledge Agreement"); and (iii) an Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of June 3, 2002 (the "Indemnity Agreement") (collectively, the "Obligor Documents").

         C. Contemporaneously with the execution and delivery of this Agreement, Kendle, Agent and the Lenders are executing and delivering the Third Amendment which amends the Credit Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in order to induce Lenders to enter into the Third Amendment and in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Obligors hereby agree to and for the benefit of Agent and the Lenders as follows.

         1. Definitions. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. Consent and Reaffirmation.

            (a) Each Obligor hereby consents and agrees (i) to the execution and delivery of the Third Amendment and the amendment of any other Loan Documents in connection therewith (collectively, the "Amendment Documents"), and (ii) that all Credit

         Obligations created or existing under, pursuant to, as a result of, or arising out of, the Credit Agreement and the Notes shall, together with any and all additional Credit Obligations incurred under the Third Amendment, continue in existence within the definition of "Credit Obligations" under the Credit Agreement, which Credit Obligations each Obligor, acknowledges, reaffirms, and confirms to Agent.

            (b) Each Obligor hereby expressly acknowledges that the Third Amendment and other Amendment Documents shall not in any manner (i) constitute the refinancing, refunding, payment or extinguishment of the Credit Obligations evidenced by the Credit Agreement or the Notes, (ii) be deemed to evidence a novation of the outstanding balance of the Credit Obligations, or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Collateral granted pursuant to ,any agreements, instruments or other documents evidencing or creating a Lien on the Collateral.

            (c) Each Obligor hereby agrees that the Credit Documents to which each Obligor is a party shall remain in full force and effect and are hereby ratified and confirmed and each Obligor hereby reaffirms their obligations under each such Credit Document and agrees that each reference therein to the Credit Agreement shall be deemed amended to be a reference to the Credit Agreement, as amended by the Third Amendment. Each Obligor hereby further acknowledges and agrees that it is not released from any, and waives any defenses it would otherwise have in respect, of its obligations under any Credit Document to which it is a party by reason of the execution and delivery of the Third Amendment and the other Amendment Documents.

         3. Representations and Warranties. Each Obligor represents and warrants to Agent as follows:

            (a) Authorization. Each Obligor has the power and authority to execute, deliver and perform this Agreement and has taken all necessary action (including obtaining approval of its stockholders or members, if necessary) to authorize the execution, delivery, and performance of this Agreement.

            (b) Approvals. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Obligor's execution, delivery and performance of this Agreement.

            (c) Enforceability. This Agreement has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with its terms without defense, setoff or counterclaim.

            (d) No Violation. No Obligor's execution, delivery, or performance of this Agreement conflicts with, or constitutes a violation or breach of, or constitutes a default under, or result in the creation or imposition of any Lien upon the property of any

         Obligor by reason of the terms of: (i) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which any Obligor is a party or which is binding upon it, (ii) any Requirement of Law applicable to any Obligor, or (iii) if applicable, the certificate or articles of incorporation or articles of organization, code of regulations, by-laws or operating agreement, or any similar constituent documents of any Obligor.

                  (e) Representations. The representations and warranties made by each Obligor in the Credit Documents to which such Obligor is a party are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

         4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         5. Expenses. Without limiting any Obligor's obligations under the Credit Documents to which it is a party, each Obligor shall pay to Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, enforcement, and termination of this Agreement.

         6. Agreement as Credit Document. This Agreement shall constitute a Credit Document.

         7. Governing Law; Submission to Jurisdiction: Venue.

            (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Ohio in Hamilton County, or of the United States for the Southern District, Western Division of Ohio, and, by execution and delivery of this Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to the Obligor Documents, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

            (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in sub (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) To the extent permitted by law, each Obligor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the other Credit Documents or the transactions contemplated hereby or thereby.

         8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties; provided, however, that no interest herein may be assigned by any Obligor without prior written consent of Agent.

         9. Indemnity of Bank. Each Obligor will defend, indemnify and hold Agent and each Lender and each of the foregoing Persons' respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Credit Obligations) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any document contemplated by or referred to herein, any of the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding under the Bankruptcy Code or appellate proceeding) related to or arising out of this Agreement (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting solely from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final non-appellate judgment or order. The agreements in this Section 9 shall survive payment of all other Credit Obligations.

         10. Waiver of Claims. Each Obligor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Credit Documents or with respect to any acts or omissions of Agent or any Lender on or prior to the date hereof, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

         11. Final Agreement. This Agreement is intended by the Obligors and Agent to be the final, complete, and exclusive expression of the agreement among them relating to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

KENDLE INTERNATIONAL CPU LLC               KENDLE U.K. INC.



By:                                        By:
   -----------------------------              --------------------------------
   Karl Brenkert, III                         Karl Brenkert, III
   Senior Vice President                      Senior Vice President

Address: 763 Chestnut Ridge                Address:  1200 Carew Tower
         Morgantown, West Virginia  26505            441 Vine Street
                                                     Cincinnati, Ohio 45202
                                           Telecopy: (513) 562-1789


AAC CONSULTING GROUP, INC.                 ACER/EXCEL, INC.



By:                                        By:
   -----------------------------              --------------------------------
   Karl Brenkert, III                         Karl Brenkert, III
   Senior Vice President                      Senior Vice President

Address: 7361 Calhoun Place                Address:  1200 Carew Tower
         Suite 500                                   441 Vine Street
         Rockville, Maryland  20855                  Cincinnati, Ohio 45202
                                           Telecopy: (513) 562-1789


Accepted:


BANK ONE, NA, as Agent


By:
   ---------------------------
   Richard B. Kuertz
   First Vice President